SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2002

TYSON FOODS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-3400	71-0225165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

2210 West Oaklawn Drive, Springdale, Arkansas 72762
(Address of principal executive offices) (Zip Code)

Registrant's Telephone number, including area code: (501) 290-4000

                    Former Name or Former Address, if Changed Since Last Report: Not Applicable

Item 5. Other Events

The Computation of Ratio of Earnings to Fixed Charges for the three-month period ended December 29, 2001 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                    Item 7. Financial Statements and Exhibits

Exhibits

99.1 Computation of Ratio of Earnings to Fixed Charges for the three-month period ended December 29, 2001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Dated: March 11, 2002	By: /s/Steven Hankins
Steven Hankins
Executive Vice President
and Chief Financial Officer

Exhibit 99.1

Computation of Ratio of Earnings to Fixed Charges
for the Three-Month Period Ended December 29, 2001

Net income for the period	$126,927
Add: Provision for income taxes	67,462
Add: Minority interest	(63)
Fixed charges	91,374
Less: Capitalized interest	3,645
Income before taxes on income and fixed charges	$282,055

Fixed Charges:
Interest	$77,465
Capitalized interest	3,645
Rentals at computed interest factor (1)	8,670
Amortization of debt discount expense	1,594
Total fixed charges	$91,374

Ratio of earnings to fixed charges	3.09

(1) Amounts represent those portions of rent expense (one-third) that are reasonable approximations of interest costs.